                                                                   EXHIBIT 10.15


                 FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

        This Fifth Amendment to Loan and Security Agreement (the "Fifth Amendment") is made as of this 15th day of April, 2002 by and among

        Fleet Retail Finance Inc. f/k/a BankBoston Retail Finance Inc. (the "Agent"), a Delaware corporation with its principal executive offices at 40 Broad Street, Boston, Massachusetts) for the Lenders party to the Agreement (defined below), and

        The Lenders party to the Agreement (defined below), and

        Aeropostale, Inc., f/k/a MSS Delaware, Inc. (the "Borrower"), a Delaware corporation with its principal executive offices at 35 Continental Drive, Wayne, New Jersey 07470 in consideration of the mutual covenants herein contained and benefits to be derived herefrom.


                              W I T N E S S E T H:


        WHEREAS, on July 31, 1998 the Agent, the Lenders and the Borrower entered in a certain Loan and Security Agreement (as amended and in effect, the "Agreement"); and

        WHEREAS, the Borrower, the Agent and the Lenders desire to modify certain of the provisions of the Agreement as set forth herein.

        NOW, THEREFORE, it is hereby agreed among the Agent, the Lenders and the Borrower as follows:

        1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

        2. Amendments to Article 10. Section 10-17 of the Agreement are hereby deleted in their entirety, and the following substituted in its stead:

                        10-17.  Intentionally Omitted


        3. Ratification of Loan Documents. Except as provided herein, all terms and conditions of the Agreement and the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and hereby represents that no Events of Default exist under the Loan Documents. The Borrower further ratifies and confirms that any and all Collateral previously granted to the Agent continues to secure the existing Liabilities as well as the Liabilities as amended hereby, and any future Liabilities.

        4. Conditions to Effectiveness. This Fifth Amendment shall be become effective upon the satisfaction of the following conditions precedent:

                (a) This Fifth Amendment shall have been duly executed and delivered by each of the Borrower, the Lenders and the Agent and shall be in full force and effect. The Agent shall have received a fully executed copy of this Amendment.

                (b) All proceedings in connection with the transactions contemplated by this Fifth Amendment and all documents incident thereto shall be reasonably satisfactory in substance and form to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request. Further, the Borrower shall have delivered to the Agent such additional documents which the Lender may reasonably request.

                (c) The Borrower shall have paid all reasonable costs and expenses of the Agent including, without limitation, all attorneys' fees and expenses incurred by the Agent in connection with the Agreement, the Loan Documents, and the preparation, negotiation and execution of this Fifth Amendment.

        5.      Miscellaneous.

                        (a) This Fifth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

                        (b) This Fifth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

                        (c) Any determination that any provision of this Fifth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fifth Amendment.

                        (d) The Borrower shall pay on demand all costs and expenses of the Agent, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this Fifth Amendment.

                        (e) The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower's selection in connection with this Fifth Amendment and is not relying on any representations or warranties of any Lender or the Agent or their respective counsel in entering into this Fifth Amendment.

                        (f) The Borrower acknowledges and agrees that the Borrower does not have any claims, counterclaims, offsets, or defenses against any Lender or the Agent directly or indirectly relating to the Borrower's relationship with, and/or the Borrower's Liabilities, and to the extent that the Borrower has or ever had any such claims, counterclaims, offsets, or defenses against any of the Lenders or the Agent, the Borrower affirmatively WAIVES the same. The Borrower, and for its representatives, successors and assigns, hereby RELEASES, and forever discharges the Lenders and the Agent and their respective officers, directors, agents, servants, attorneys, and employees, and their respective representatives, successors and assigns, of, to, and from all known debts, demands, actions, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands, or liabilities whatsoever, of every name and nature, both at law and in equity through the date hereof.


                  [remainder of page left intentionally blank]

         IN WITNESS WHEREOF, the parties have hereunto caused this Fifth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

                                         AEROPOSTALE, INC.
                                                              ("Borrower")

                                         By:      /s/ John S. Mills
                                                ------------------------------
                                         Name:  John S. Mills
                                         Title: President, COO


                                         FLEET RETAIL FINANCE INC.
                                                              ("Agent")


                                         By:      /s/ Timothy R. Tobin
                                                ------------------------------
                                         Name:  Timothy R. Tobin
                                         Title: Director


                                                              (The "Lenders")

                                         FLEET RETAIL FINANCE INC.


                                         By:      /s/ Timothy R. Tobin
                                                ------------------------------
                                         Name:  Timothy R. Tobin
                                         Title: Director



                                         IBJ WHITEHALL BUSINESS CREDIT
                                         CORPORATION


                                         By:      /s/ Chris Magnante
                                                ------------------------------
                                         Name:  Chris Magnante
                                         Title: Assistant Secretary